EXHIBIT  10(b)


                             GUARANTY
                 (IES Utilities Trust No. 1994-A)


                               from


                        IES UTILITIES INC.





                    Dated as of June 29, 1994




                             GUARANTY


     THIS GUARANTY (IES Utilities Trust No. 1994-A), dated as of
June 29, 1994, is made by IES Utilities Inc., an Iowa corporation
(in such capacity, the "Guarantor").

                       W I T N E S S E T H:

     WHEREAS, the Guarantor (as Lessee), First Security Bank of Utah, National Association, as Owner Trustee, First Chicago Leasing Corporation and CIBC Leasing Inc., as Owner Participants, the Lenders named therein, as Lenders, and The First National Bank of Chicago, as Arranger and Administrative Agent, have entered into that certain Participation Agreement, dated as of June 29, 1994 (as it may be modified, amended or restated from time to time as and to the extent permitted thereby, the "Participation Agreement"; and, unless otherwise defined herein or the context hereof otherwise requires, terms which are defined or defined by reference in the Participation Agreement (including Appendix A thereto) shall have the same meanings when used herein as such terms have therein); and

     WHEREAS, it is a condition precedent to the Participants' consummating the transactions to be consummated on the Closing
Date that the Guarantor execute and deliver this Guaranty; and

     WHEREAS, it is in the best interests of the Guarantor that the Overall Transaction and the Closing Date occur; and

     WHEREAS, this Guaranty, and the execution, delivery and performance hereof, have been duly authorized by all necessary corporate action of the Guarantor; and

     WHEREAS, this Guaranty is offered by the Guarantor as an inducement to the Participants to consummate the transactions contemplated in the Participation Agreement, which transactions, if consummated, will be of benefit to the Guarantor;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

     The Guarantor hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and the full and prompt performance, of all of the Liabilities (as hereinafter defined), including interest and yield on any such Liabilities whether accruing before or after any bankruptcy or insolvency case or proceeding involving the Guarantor or any other Person and, if interest or yield on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest and yield as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by each of the Agent, the Owner Trustee and each of the Participants in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. The term "Liabilities", as used herein, shall mean all of the following, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due: all principal of the Notes, interest accrued thereon, the Owner Participant Amounts, yield accrued on the Certificates and all additional amounts and other sums at any time due and owing, and required to be paid, to the Agent, the Owner Trustee and/or the Participants under the terms of the Participation Agreement, the Loan Agreement, the Assignment, the Mortgage or any other Operative Document (including, without limitation, Section 2.15(b) of the Loan Agreement or any Make-Whole Amount); provided, however, that the Guarantor will not be obligated to pay and perform under this Guaranty that portion of Liabilities constituting the principal of Series B Notes, interest accrued thereon and amounts payable pursuant to Section 2.15(b) of the Loan Agreement relating to the Series B Notes or the Owner Participant Amounts, yield accrued on the Certificates and Make-Whole Amount unless a Lease Event of Default has occurred and is continuing.

     By way of extension but not in limitation of any of its other obligations hereunder, the Guarantor stipulates and agrees that in the event any foreclosure proceedings are commenced and result in the entering of a foreclosure judgment, any such foreclosure judgment, to the extent related to the Liabilities, shall be treated as part of the Liabilities, and the Guarantor unconditionally guarantees the full and prompt payment of such judgment.

     The Guarantor agrees that, in the event of the dissolution, bankruptcy or insolvency of either of the Borrower or the Guarantor, or both, or the inability or failure of either the Borrower or the Guarantor, or both, to pay debts as they become due, or an assignment by the Borrower or the Guarantor, or both, for the benefit of creditors, or the commencement of any case or proceeding in respect of either of the Borrower or the Guarantor, or both, under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Agent forthwith the full amount which would be payable hereunder by the Guarantor if all Liabilities were then due and payable.

     To secure all obligations of the Guarantor hereunder, the Agent and each Participant shall have a lien upon and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by the Guarantor hereunder, appropriate and apply toward the payment of such amount, in such order of application as the Agent may elect in accordance with the Loan Agreement and the Trust Agreement) any and all balances, credits, deposits, accounts or moneys of or in the Guarantor's name now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Agent or any Participant or any agent or bailee for the Agent or any Participant.

     This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment and performance (and not of collection), and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the Guarantor).

     The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied to any of the Liabilities is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application had not been made.

     The Agent on behalf of itself, the Owner Trustee and the Participants, and the Owner Trustee and the Participants, may, from time to time at their discretion and without notice to the Guarantor, take any or all of the following actions: (a) retain or obtain (i) a security interest in the Lessee's interest in the Lease and (ii) a lien or a security interest hereafter granted by any Person upon or in any property, in each case to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities; (c) extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor (including, without limitation, the Borrower) with respect to any of the Liabilities; (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to the Guarantor for payment of any of the Liabilities, regardless of whether the Agent or any other Person shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this clause
(e) being hereby expressly waived by the Guarantor).

     Any amounts received by the Agent, the Owner Trustee or any Participant from whatever source on account of the Liabilities shall be applied by it toward the payment of such of the Liabilities, and in such order of application, as is set forth in the Loan Agreement and the Trust Agreement. The Guarantor hereby agrees that no payment made by or for the account of the Guarantor pursuant to this Guaranty shall entitle the Guarantor by subrogation, indemnification, exoneration, contribution, reimbursement or otherwise to any payment by the Borrower or from or out of any property of the Borrower and the Guarantor hereby expressly waives, to the fullest extent possible, and shall not exercise, any right or remedy against the Borrower or any property of the Borrower by reason of any performance by the Guarantor of this Guaranty, unless (1) no Lease Event of Default shall have occurred and be continuing, (2) the Liabilities have been paid and performed in full, and (3) at the time of such payment by the Guarantor, the Guarantor is not an "insider" of the Borrower within the meaning of Section 101(31) of the Bankruptcy Reform Act of 1978, as now or hereafter in effect, or any successor provision. If, and to the extent that, any such rights or remedies against the Borrower may not be waived under Applicable Laws and Regulations, the Guarantor (if, at the time of such payment by the Guarantor, it is an "insider" within the meaning of said Section 101(31), or any success or provision) shall be deemed to have contributed any such rights to the Borrower effective immediately upon the arising of such rights or remedies, which contribution shall give rise to obligations of the Borrower to the Guarantor which are subordinate in all respects to the Owner Participant Amounts, yield accrued on the Certificates and all other portions of the Liabilities payable to or for the benefit of the Owner Participants, and the rights of the Owner Participants with respect thereto.

     The Guarantor hereby expressly waives: (a) notice of the acceptance of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Liabilities; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

     Each of the Agent, the Owner Trustee and each Participant may, from time to time, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to the Guarantor, assign or transfer any or all of its portion of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such assignee's or transferee's interest in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Agent, the Owner Trustee or such Participant, as appropriate.

     No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Agent, the Owner Trustee or any Participant except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair the Agent's, the Owner Trustee's or any Participant's rights or the Guarantor's obligations under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all of the obligations described in the definition thereof, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the Guarantor hereunder. The Guarantor's obligations under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

     This Guaranty shall be binding upon the Guarantor and upon the Guarantor's successors and assigns; and all references herein to the Guarantor shall be deemed to include any successor or successors, whether immediate or remote, to such Person.

     Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under Applicable Laws and Regulations, but if any provision of this Guaranty shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     The Guarantor: (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Illinois, the courts of the United States of America for the Northern District of Illinois, and appellate courts from any thereof; (b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth below or at such other address of which the other parties to the Participation Agreement shall have been notified pursuant to
Section 8.3 of the Participation Agreement; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of the Agent, the Owner Trustee or the Participants to sue in any other jurisdiction.

     All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Guaranty shall be in writing and shall be deemed to have been duly given when addressed to the appropriate Person and delivered in the manner specified in
Section 8.3 of the Participation Agreement. The initial address for notices to the Guarantor is set forth below.

     THIS GUARANTY HAS BEEN DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. THE GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

          IMPORTANT:  READ BEFORE SIGNING:  THE TERMS OF THIS
            AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.


                              IES UTILITIES INC.

                              By:______________________________
                                 Name Printed:_________________
                                 Title:________________________


                              Address:

                              200 First Street, S.E.
                              Cedar Rapids, Iowa  52401
                              Attention: Caroline Giddings